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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X| Filed by a Party other than the Registrant |_| Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, For Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|X|  Soliciting Material Under Rule 14a-12


                               USA NETWORKS, INC.
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                (Name of Registrant as Specified in Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


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     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     |_|  Fee paid previously with preliminary materials:

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                          USA NETWORKS, INC. ANNOUNCES
                      MEASUREMENT PRICE OF USA COMMON STOCK
                             FOR THE EXPEDIA MERGER


     NEW YORK, NEW YORK, JANUARY 31, 2002 - USA Networks, Inc. (NASDAQ: USAI) announced today that the measurement price of USA common stock relating to its previously announced acquisition of a controlling interest in Expedia, Inc. (NASDAQ: EXPE) has been fixed at $26.80, assuming that the pending transaction with Expedia is completed as expected after the close of the markets on February 4, 2002. In the merger, up to 37,500,000 Expedia Class B common shares will be converted into a package of USA securities comprised of USA common stock, USA cumulative convertible preferred stock and warrants to acquire USA common stock. The transaction is described in Expedia's proxy statement mailed to shareholders, which includes a prospectus relating to the USA securities to be issued in the transaction.

     Expedia shareholders have until 5:00 p.m., eastern time, on February 4, 2002 to elect to exchange their Expedia common shares for Expedia Class B common shares in the recapitalization of Expedia, subject to proration in the event that holders of more than 37,500,000 Expedia common shares elect to receive Expedia Class B common shares. Microsoft has agreed to elect to exchange all of the Expedia common shares it owns for Expedia Class B common shares. Microsoft currently holds 33,602,258 Expedia common shares, as well as a warrant to purchase up to 120,452 Expedia common shares. Assuming that the merger is completed as expected on February 4, 2002, each Expedia Class B common share will be converted in the merger into fractions of shares of USA common stock and USA preferred stock, the exact amounts of each of which depend upon the number of Expedia shares for which elections are received, and .4229 warrants to acquire USA common stock. Expedia common shares that are not exchanged for Expedia Class B shares in the recapitalization will remain outstanding following the merger and, in addition, holders of Expedia common stock will receive 0.1920 warrants to acquire Expedia common stock.

     In order to elect to receive Expedia Class B common stock in the recapitalization, and thereby receive a package of USA securities in the merger, election procedures must be followed. For information on the procedures to be followed, contact Expedia's proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 (toll-free).

USA has filed a preliminary proxy statement and will file other relevant documents concerning USA's contribution of its Entertainment Group to a joint venture with Vivendi Universal and certain related transactions with the Securities and Exchange Commission ("SEC"). INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED IN THE FUTURE WITH THE SEC BECAUSE THOSE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain such documents free of charge at the SEC's website at www.sec.gov. In addition, such documents may also be obtained free of charge by contacting USA Networks, Inc., 152 West 57th Street, New York, New York, 10019, Attention: Investor Relations.

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INVESTORS SHOULD READ THE PROXY STATEMENT  CAREFULLY WHEN AVAILABE BEFORE MAKING
ANY VOTING OR INVESTMENT DECISION CONCERNING THE PROPOSED TRANSACTIONS.

USA and its directors and officers may be deemed to be participants in the solicitation of proxies from USA shareholders to adopt the agreement providing for USA's contribution of its Entertainment Group to a joint venture with Vivendi Universal and the other related transactions described therein. A detailed list of the names and interests of USA's directors and executive officers is contained in the definitive proxy statement on Schedule 14A filed by SUA with the SEC on April 9, 2001. Copies of USA filings may be obtained free of charge at the SEC's website at www.sec.gov.


CONTACTS:         CORPORATE COMMUNICATIONS:
                  Ron Sato
                  (212) 314-7254

                  INVESTOR RELATIONS:
                  Roger Clark/Lauren Rosenfield
                  (212) 314-7400







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